UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required.

[_]	Fee paid previously with preliminary materials

[_]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Margaret M. Madden

235 East 42nd Street, New York, NY 10017

YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY

Dear Fellow Pfizer Shareholder:

On April 28, 2022, Pfizer will hold its Annual Meeting of Shareholders. We value your input as a holder of Pfizer common stock and encourage you to review our proxy materials and cast your vote today. You can view our proxy materials at https://investors.pfizer.com/proxy.

For the reasons set forth in the 2022 Proxy Statement, the Board of Directors recommends that you vote:

●	“FOR” each director nominee
●	“FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2022
●	“FOR” the 2022 advisory approval of executive compensation
●	“AGAINST” the five shareholder proposals.

For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instructions. In the event that multiple proxies/voting instruction cards are received from you, the one with the latest date will be counted.

The 2022 Annual Meeting will be held in a virtual format only. Please view our proxy statement for details on how you can participate.

Your vote is important and valued. I encourage you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials and duplicate proxy/voting instruction card. Please act today to be sure your shares are voted.

Sincerely,

Margaret M. Madden

Senior Vice President and Corporate Secretary, Chief Governance Counsel

Pfizer Inc. – Legal Division

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